Execution Version

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (“Agreement”) is made and entered into this 7th day of November, 2018, by and between Bright Mountain Media, Inc., a Florida corporation with its principal place of business located at 6400 Congress Avenue, Suite 2050, Boca Raton, FL 33487 (“Bright Mountain”), and W. Kip Speyer, an individual with his principal place of business located at 6400 Congress Avenue, Suite 2050, Boca Raton, FL 33487 (the “Noteholder”).

RECITALS:

WHEREAS, between September 2016 and August 2017 Bright Mountain has borrowed an aggregate of $2,035,000 from the Noteholder under a series of unsecured convertible promissory notes, including $1,075,000 principal amount 12% Convertible Promissory Notes (the “12% Notes”), $660,000 principal amount 6% Convertible Promissory Notes (the “6% Notes”) and $300,000 principal amount 10% Convertible Promissory Notes (the “10% Notes”, and collectively with the 12% Notes and the 6% Notes, the “Convertible Notes”), all as set forth on Schedule A attached hereto and incorporated herein by such reference.

WHEREAS, the Noteholder has agreed to exchange the Convertible Notes for shares of the Corporation’s preferred stock as hereinafter set forth.

WHEREAS, the Noteholder is an executive officer, member of the Board of Directors and principal shareholder of Bright Mountain.

WHEREAS, Bright Mountain and the Noteholder desire to memorialize in writing the terms, provisions and conditions of the foregoing exchange and certain other matters relating thereto.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises, covenants, agreements, representations and warranties set forth hereinafter, $10.00 and other good and valuable consideration , the receipt, adequacy and sufficiency of which Bright Mountain and the Noteholder hereby acknowledges and subject to the terms, provisions and conditions hereof, each of Bright Mountain and the Noteholder hereby agrees as follows:

ARTICLE ONE
EXCHANGE OF SECURITIES

Subject to the terms of this Agreement, the Noteholder hereby exchanges: (i) the 12% Notes for 2,177,233 shares of Bright Mountain’s 12% Series F-1 Convertible Preferred Stock (the “Series F-1 Preferred Stock”); (ii) the 6% Notes for 1,408,867 shares of Bright Mountains 6% Series F-2 Convertible Preferred Stock (the “Series F-2 Preferred Stock”); and (iii) the 10% Notes for 757,917 shares of Bright Mountain’s 10% Series F-3 Convertible Preferred Stock (the “Series F-3 Preferred Stock”). The designations, rights and preferences for the Series F-1 Preferred Stock, Series F-2 Preferred Stock and Series F-3 Preferred Stock (collectively, the “Preferred Shares”) are set forth on Exhibit A attached hereto and incorporated herein by such reference. Concurrent with the execution of this Agreement by the parties hereto, the Convertible Notes shall be deemed satisfied and the Noteholder will have no further rights under such Convertible Notes. As soon as practicable after the execution of this Agreement by the parties hereto, the Noteholder will deliver to Bright Mountain the original Convertible Notes, marked “paid in full” and Bright Mountain will deliver the certificates representing the Preferred Shares to the Noteholder. The Noteholder shall be deemed to be the record owner of such shares on the date of this Agreement.

ARTICLE TWO
REPRESENTATIONS, WARRANTIES AND AGREEMENTS
OF THE NOTEHOLDER

The Noteholder hereby represents, warrants and agrees to and with Bright Mountain that:

2.1
Ownership of Convertible Notes. The Noteholder owns the Convertible Notes free and clear of any mortgages, liens, security interests, claims, charges, pledges, encumbrances and any restrictions on the transfer thereof of any nature whatsoever. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating the Noteholder to sell or transfer to any third person any of the Convertible Notes.

2.2
Capacity to Enter into Agreement. The Noteholder has full right, power and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed in connection herewith and perform his or its obligations hereunder and thereunder. When this Agreement and all other agreements, documents and instruments to be executed by a Noteholder in connection herewith are executed by the Noteholder and delivered to Bright Mountain, this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of the Noteholder enforceable against the Noteholder in accordance with their respective terms, except as such enforceability may be limited by or subject to (a) any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3
Conflicts. The execution, delivery, and consummation of the transactions contemplated by this Agreement will not (a) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any contract to which the Noteholder is a party or by which the Noteholder is bound or by which any of the assets of the Noteholder is bound or affected, (b) violate any judgment against, or binding upon, the Noteholder or upon the assets of the Noteholder, or (c) result in the creation of any lien, charge or encumbrance upon any assets of the Noteholder pursuant to the terms of any such contract.

2.4
Consents. No consent from, or other approval of, any governmental entity or any other person, which has not been obtained, is necessary in connection with the execution, delivery, or performance of this Agreement by the Noteholder.

2.5
Finder's Fees; Certain Expenses. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Noteholder directly with Bright Mountain and its counsel, without the intervention of any other person as the result of any act of any of them, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or any similar payment.

2.6
Securities Representations. The Noteholder is the Chief Executive Officer of Bright Mountain, has full access to all material information concerning the condition, properties, operations and prospects of Bright Mountain, and has such knowledge, skill and experience in business, financial and investment matters so that he is capable of evaluating the merits and risks of the transactions contemplated hereby. The Noteholder (a) has adequate means of providing for contingencies, (b) has no present or contemplated future need to dispose of all or any of the Preferred Shares or any underlying securities to satisfy existing or contemplated undertakings, needs or indebtedness, (c) is capable of bearing the economic risk of the ownership of the Preferred Shares for the indefinite future, and (d) has assets or sources of income which, taken together, are more than sufficient so that he could bear the loss of the entire value of the Preferred Shares. The Noteholder is acquiring the Preferred Shares solely for his own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Preferred Shares or its underlying securities; he understands that neither the Preferred Shares nor the shares of Bright Mountain’s common stock issuable upon the conversion of the Preferred Shares have been registered under the Securities Act of 1933 or any state securities laws and therefore the Preferred Shares and their underlying securities are “restricted” under such laws.

ARTICLE THREE
REPRESENTATIONS, WARRANTIES, AND AGREEMENTS
OF BRIGHT MOUNTAIN

Bright Mountain hereby represents, warrants, and agrees to and with the Noteholder that:

3.1
Capacity to Enter into Agreement. Bright Mountain has full right, power and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed in connection herewith and perform its obligations hereunder and thereunder. The execution and delivery by Bright Mountain of this Agreement and all other agreements, documents and instruments to be executed by Bright Mountain in connection herewith have been authorized by all necessary action by Bright Mountain. When this Agreement and all other agreements, documents and instruments to be executed by Bright Mountain in connection herewith are executed by Bright Mountain and delivered to the Noteholder, this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of Bright Mountain enforceable against Bright Mountain in accordance with their respective terms, except as such enforceability may be limited by or subject to (a) any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.2
Conflicts. The execution, delivery, and consummation of the transactions contemplated by this Agreement will not (a) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any contract to which Bright Mountain is a party or by which Bright Mountain is bound or by which any of the assets of Bright Mountain is bound or affected, (b) violate any judgment against, or binding upon, Bright Mountain or upon the assets of Bright Mountain, (c) result in the creation of any lien, charge or encumbrance upon any assets of Bright Mountain pursuant to the terms of any such contract, or (d) violate any provision in the charter documents, bylaws or any other agreement affecting the governance and control of Bright Mountain.

3.3
Consents. No consent from, or other approval of, any governmental entity or any other person, which has not been obtained, is necessary in connection with the execution, delivery, or performance of this Agreement by Bright Mountain.

3.4
Preferred Shares. The Preferred Shares, when issued pursuant to the terms of this Agreement, will be fully paid and non-assessable.

ARTICLE FOUR
ADDITIONAL AGREEMENTS

Following the date hereof, the Noteholder shall execute and deliver such other documents, and take such other actions, as may be reasonably requested by Bright Mountain to complete the transactions contemplated by this Agreement.

ARTICLE FIVE
SURVIVAL

All of the representations and warranties made by the parties hereto in this Agreement or pursuant hereto, shall be continuing and shall survive the closing hereof and the consummation of the transactions contemplated hereby, notwithstanding any investigation at any time made by or on behalf of any party hereto.

ARTICLE SIX
MISCELLANEOUS

6.1
Notices. Any notices, requests, demands, or other communications herein required or permitted to be given shall be in writing and may be personally served or sent by United States mail and shall be deemed to have been given if personally served, when served, or if mailed, when deposited in the mail and shall be deemed to have been received if personally served, when served, or if mailed, on the third business day after deposit in the United States mail with postage pre-paid by certified or registered mail and properly addressed. As used in this Agreement, the term “business day” means days other than Saturdays, Sundays, and holidays recognized by Federal banks. For purposes of this Agreement, the addresses of the parties hereto shall be the addresses as set forth on the signature pages of this Agreement until a party subsequently notifies the other party in writing of a change of address.

6.2
Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one and the same instrument.

6.3
Amendments and Waivers. This Agreement may be amended, modified, or superseded only by written instrument executed by all parties hereto. Any waiver of the terms, provisions, covenants, representations, warranties, or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance. Any waiver granted by a corporate party hereto shall be effective only if executed and delivered by the chief executive officer, president, or any vice president of such party. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, provision, covenant, representation, or warranty.

6.4
Time of Essence. Time is of the essence in the performance of this Agreement.

6.5
Captions. The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any Article, Section, or paragraph hereof.

6.6
Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof.

6.7
Successors and Assigns. All of the terms, provisions, covenants, representations, warranties, and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, assigns, and successors.

6.8
Knowledge, Gender, and Certain References. A representation or statement made herein to the knowledge of any corporate party refers to the knowledge or belief of the companies' directors, officers, and attorneys, regardless of whether the knowledge of such person was obtained outside of the course and scope of his corporate employment or duties, and regardless of whether any such person's interests are adverse to such entity in respect of the matters as to which his knowledge is attributed. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in the masculine or the neuter gender shall include the masculine, the feminine and the neuter gender. The terms “hereof,” “herein,” or “hereunder” shall refer to this Agreement as a whole and not to any particular Article, Section, or paragraph hereof.

6.9
Applicable Law. This Agreement shall be governed exclusively by its terms and by the laws of the State of Florida. The parties acknowledge and agree that the 15th Judicial Circuit in Florida, Palm Beach County, Florida, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts.

6.10
Costs, Expenses and Fees. Each party hereto agrees hereby to pay all costs, expenses, and fees incurred by it in connection with the transactions contemplated hereby, including, without limitation, all attorneys' and accountants' fees.

6.11
Role of Counsel. The Noteholder acknowledges his understanding that this Agreement was prepared at the request of Bright Mountain by Pearlman Law Group LLP, its counsel, and that such firm did not represent the Noteholder in conjunction with this Agreement or any of the related transactions. The Noteholder, as further evidenced by his signature below, acknowledges that he has had the opportunity to obtain the advice of independent counsel of his choosing prior to his execution of this Agreement and that he has availed himself of this opportunity to the extent he deemed necessary and advisable.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Bright Mountain Media, Inc.

By:	/s/ Todd Speyer
Todd Speyer, Vice President - Digital

/s/ W. Kip Speyer
W. Kip Speyer